Exhibit 99.1
Media Contact:
Michael D. Porcelain, President and Chief Operating Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR ITS FISCAL 2020 THIRD QUARTER AND
PROVIDES BUSINESS AND ACQUISITION PLAN UPDATES

Melville, New York – June 3, 2020 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for its third fiscal quarter ended April 30, 2020 and provided an update on business developments.

Fiscal 2020 Third Quarter Highlights

•	Net sales for the third quarter of fiscal 2020 were $135.1 million.

•
Bookings during the third quarter of fiscal 2020 were $137.5 million, with a company-wide book-to-bill ratio of 1.02. Backlog as of April 30, 2020 was $640.7 million. When adding Comtech's backlog and the total unfunded value of certain multi-year contracts that Comtech has received and for which it expects future orders, its revenue visibility approximates $1.0 billion.

•
On a GAAP basis, the Company reported an operating loss of $3.1 million, a net loss of $4.0 million and a net loss per diluted share ("EPS") of $0.16. Comtech's operating loss was impacted by $6.0 million of acquisition plan expenses and $0.5 million of estimated contract settlement costs. As shown in the table below, excluding acquisition plan expenses, estimated contract settlement costs and a net discrete tax expense of $0.7 million during the quarter, Non-GAAP net income and EPS were $1.2 million and $0.05, respectively. Non-GAAP EPS is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure below.

•
Adjusted EBITDA for the third quarter of fiscal 2020 was $12.5 million, or 9.2% of consolidated net sales. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined below.

•	Comtech generated GAAP operating cash flows of $7.7 million during the quarter and had $50.6 million of cash and cash equivalents at April 30, 2020.

Business Update: Impact of COVID-19 and Q4 Fiscal 2020 Targets

•
Comtech’s third quarter of fiscal 2020, running from February 1 through April 30, 2020, corresponded precisely with the period in which worldwide restrictions on business activities were in force due to the COVID-19 pandemic. As a result, Comtech experienced significant order delays and lower net sales. During the quarter, in response to lower levels of business activity, Comtech implemented a variety of cost saving measures, including reducing global headcount by approximately 10%, reducing salaries, suspending merit increases and eliminating certain discretionary expenses. Severance costs relating to these actions were not material and cost reduction efforts continue.

•
Although Comtech is deemed an essential business by the U.S. government, for the safety of its employees, customers, partners and suppliers, it has implemented remote working arrangements, curtailed most business travel, and established social distancing safeguards at its facilities. Comtech expects that such precautions will remain in effect for as long as government advisories recommend.

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Other recent developments in Comtech's business include:

•
Comtech’s Commercial Solutions segment achieved a book-to-bill ratio of 0.73. Its satellite ground station technologies product line, which has historically required significant in-person meetings to generate new business and finalize sales orders, has been most impacted by restrictions on business activities. With Comtech’s recent deployment of new video sales channel methods and the partial resumption of businesses activities in some places around the world, Comtech believes this product line has started to slowly recover. Importantly, Comtech has been awarded multiple satellite ground station technology solution contracts to support several U.S. Department of Defense (“DoD”) end customers, and has received initial funding for these critical projects that it expects will generate significant revenue for several years. In addition, Comtech believes that demand for its 911 public safety and location technology solutions remains strong and it is in the process of finalizing a number of large multi-year projects. During the quarter, Comtech was also awarded a multi-year contract valued at $9.1 million from a U.S. tier-one mobile network operator for 5G virtual mobile location-based technology solutions, including public safety applications. Additionally, Comtech also launched a new product line website highlighting its public safety and location-based solutions and secured several multi-year contracts valued at more than $15.0 million to deploy new call-handling solutions in the Midwest.

•
Comtech’s Government Solutions segment achieved a book-to-bill ratio of 1.41. Although this segment has experienced order and shipment delays, demand for almost all of Comtech’s mission-critical technologies and high-performance transmission technologies remains strong. In particular, it continues to provide Very Small Aperture Terminal (“VSAT”) Satellite Communications Terminals to the U.S. government as well as ongoing sustainment services for several critical programs, including the SNAP and BFT-1 programs. Also, Comtech continues to support the U.S. government’s cyber security posture and received large orders for its Joint Cyber Analysis Course (“JCAC”) training solutions. In June 2020, Comtech announced COMET - the world’s smallest over-the-horizon microwave terminal and received an initial order for the U.S. Special Operations Command. It is also continuing to make significant efforts to win multi-year awards for several large new opportunities with the DoD. During the quarter, Comtech completed the integration of CGC Technology Limited, a leading provider of high precision full motion fixed and mobile X/Y satellite tracking antennas based in the United Kingdom, into its Government Solutions segment and is now working with several top-tier European aerospace companies and other government entities to meet expected long-term growth in LEO and MEO satellite constellations.

•
Although the COVID-19 pandemic is by no means over and a second wave of COVID-19 could again alter the business landscape, Comtech believes that the pandemic’s worst impact on its business is largely behind it. Comtech’s long-term fundamentals remain strong as Comtech continues to believe it is well-positioned for growth as business conditions meaningfully improve. Although it has ceased during the current environment to provide specific financial targets for fiscal 2020 and it remains difficult to predict the timing of customer awards and related shipments, Comtech does expect fiscal 2020 fourth quarter consolidated net sales, net income and Adjusted EBITDA to be somewhat better than the results it achieved during the third fiscal quarter. Comtech expects to incur acquisition plan expenses of approximately $3.5 million during the fourth quarter of fiscal 2020.

•
Comtech's ability to achieve improved results during the fourth quarter will depend, in large part, on timely deliveries and the receipt of, and its performance on, orders from its customers. Fourth quarter results will be negatively impacted if orders and/or deliveries are delayed, business conditions further deteriorate, or Comtech's current or prospective customers materially postpone, reduce or even forgo purchases of its products and services. Other than for acquisition plan expenses, Comtech's fourth quarter fiscal 2020 business outlook does not include the impact of the pending acquisitions of UHP or Gilat, or the impact of any other expense Comtech may incur in order to achieve its strategic objectives.

In commenting on Comtech’s performance for the third quarter of fiscal 2020, Fred Kornberg, Chairman of the Board and Chief Executive Officer, noted, "No doubt, the third quarter was challenging for Comtech. But I have never been prouder of our employees for their dedication and commitment to our customers. I am exceedingly grateful for the trust our customers continue to place in Comtech’s industry leading technology and expertise. Looking forward, I remain enthusiastic about our efforts on a number of large strategic orders and we are laser focused on positioning the company for a strong fiscal 2021."
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Business Update: Acquisition Plan

•
In June 2020, Comtech and UHP Networks, Inc. (“UHP”), a leading provider of innovative and disruptive satellite ground station technology solutions, agreed to amend the terms of the agreement for Comtech’s purchase of UHP, which was originally announced in November 2019. Under the amended purchase agreement, the total aggregate purchase price has been reduced by approximately 24% from $50.0 million to $38.0 million (of which $5.0 million will be paid in cash, with the remainder in shares of Comtech common stock, cash, or a combination of both, as Comtech may elect at the time of closing). The transaction is subject to customary closing conditions, including necessary regulatory approval to allow Comtech to purchase UHP's sister company which is headquartered in Moscow.

•
Comtech’s acquisition of Gilat Satellite Networks Ltd. ("Gilat") remains subject to certain conditions to closing, including regulatory approval in Russia. In May 2020, Comtech received notification from the Federal Antimonopoly Service of the Russian Federation that it was extending the review period for Comtech’s application pending a decision under the Foreign Investment Law to determine whether approval is required from the Chairman of the Russian Government Commission for Supervising Foreign Investments.

•
During the third quarter of fiscal 2020, Comtech closed an acquisition of NG-911, Inc., a pioneer of Next Generation 911 solutions for public safety agencies in the Midwest. The acquisition allows Comtech to cost-effectively expand sales of its industry leading Solacom Guardian call management solutions for public safety. The financial impact of the acquisition was not material.

Additional information about Comtech’s third quarter financial results and updated Business Outlook for Fiscal 2020 is set forth in Comtech's Quarterly Report on Form 10-Q filed with the SEC today and Comtech’s third quarter investor presentation which is located on its website at www.comtechtel.com.

Conference Call
The Company has scheduled an investor conference call for 4:30 PM (ET) on Wednesday, June 3, 2020. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (877) 876‑9174 (domestic), or (785) 424‑1669 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839‑5642 or (402) 220‑2564. In addition, an updated investor presentation is available on the Company's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Additional Information and Where to Find It
This filing is being made in respect of a proposed business combination involving Comtech and Gilat Satellite Networks Ltd. (“Gilat”). This document does not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote or approval nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the proposed business combination involving Comtech and Gilat, a Registration Statement on Form S-4 (File No. 333-236840) has been filed with and declared effective by the SEC. This document is not a substitute for the prospectus / proxy statement included in the Registration Statement or any other document that Comtech or Gilat may file with the SEC in connection with the proposed transaction. Investors and security holders of Comtech and Gilat are urged to read the definitive proxy statement/final prospectus contained in the Registration Statement and any other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

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You may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and security holders will be able to obtain a free copy of the proxy statement/prospectus (when they become available) and other documents filed with the SEC by Comtech on Comtech’s Investor Relations page on Comtech’s web site at www.comtechtel.com or by writing to Comtech, Investor Relations, (for documents filed with the SEC by Comtech), or by Gilat on Gilat’s Investor Relations page on Gilat’s web site at www.Gilat.com or by writing to Gilat, Investor Relations, (for documents filed with the SEC by Gilat).

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the acquisitions of Gilat and UHP may not be consummated for reasons including that the conditions precedent to the completion of these acquisitions may not be satisfied or the occurrence of any event, change or circumstance could give rise to the termination of the agreements; the risk that the regulatory approvals will not be obtained; the possibility that the expected synergies from recent or pending acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses and pending acquisitions will not be integrated with Comtech successfully; the possibility of disruption from the recent or pending acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with expanding the sales of the Company's HeightsTM Network Platform ("HEIGHTS"); changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; risks associated with the COVID-19 pandemic; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2020	2019	2020	2019

Net sales	$135,121,000	170,448,000	$467,042,000	495,425,000
Cost of sales	82,120,000	106,032,000	289,872,000	311,995,000
Gross profit	53,001,000	64,416,000	177,170,000	183,430,000

Expenses:
Selling, general and administrative	32,313,000	33,409,000	93,538,000	97,243,000
Research and development	12,324,000	13,471,000	40,925,000	40,664,000
Amortization of intangibles	5,517,000	4,536,000	15,952,000	13,113,000
Settlement of intellectual property litigation	—	—	—	(3,204,000)
Acquisition plan expenses	5,983,000	1,704,000	14,397,000	4,612,000
	56,137,000	53,120,000	164,812,000	152,428,000

Operating (loss) income	(3,136,000)	11,296,000	12,358,000	31,002,000

Other expenses:
Interest expense	1,504,000	2,159,000	4,924,000	7,095,000
Write-off of deferred financing costs	—	—	—	3,217,000
Interest (income) and other	108,000	(22,000)	37,000	(7,000)

(Loss) income before (benefit from) provision for income taxes	(4,748,000)	9,159,000	7,397,000	20,697,000
(Benefit from) provision for income taxes	(759,000)	1,547,000	1,503,000	1,791,000

Net (loss) income	$(3,989,000)	7,612,000	$5,894,000	18,906,000

Net (loss) income per share:
Basic	$(0.16)	0.31	$0.24	0.79
Diluted	$(0.16)	0.31	$0.24	0.78

Weighted average number of common shares outstanding – basic	24,982,000	24,192,000	24,730,000	24,074,000

Weighted average number of common and common equivalent shares outstanding – diluted	24,982,000	24,330,000	24,892,000	24,263,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	April 30, 2020	July 31, 2019
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$50,634,000	45,576,000
Accounts receivable, net	137,887,000	145,032,000
Inventories, net	79,423,000	74,839,000
Prepaid expenses and other current assets	22,691,000	14,867,000
Total current assets	290,635,000	280,314,000
Property, plant and equipment, net	27,149,000	28,026,000
Operating lease right-of-use assets, net	31,942,000	—
Goodwill	335,477,000	310,489,000
Intangibles with finite lives, net	260,162,000	261,890,000
Deferred financing costs, net	2,575,000	3,128,000
Other assets, net	3,792,000	3,864,000
Total assets	$951,732,000	887,711,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,942,000	24,330,000
Accrued expenses and other current liabilities	83,561,000	78,584,000
Operating lease liabilities, current	8,480,000	—
Finance lease and other obligations, current	—	757,000
Dividends payable	2,466,000	2,406,000
Contract liabilities	46,070,000	38,682,000
Interest payable	253,000	588,000
Total current liabilities	173,772,000	145,347,000
Non-current portion of long-term debt	159,400,000	165,000,000
Operating lease liabilities, non-current	25,864,000	—
Income taxes payable	2,316,000	325,000
Deferred tax liability, net	16,676,000	12,481,000
Long-term contract liabilities	11,151,000	10,654,000
Other liabilities	16,728,000	18,822,000
Total liabilities	405,907,000	352,629,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 39,765,257 shares and 39,276,161 shares at April 30, 2020 and July 31, 2019, respectively	3,977,000	3,928,000
Additional paid-in capital	564,965,000	552,670,000
Retained earnings	418,732,000	420,333,000
	987,674,000	976,931,000
Less:
Treasury stock, at cost (15,033,317 shares at April 30, 2020 and July 31, 2019)	(441,849,000)	(441,849,000)
Total stockholders’ equity	545,825,000	535,082,000
Total liabilities and stockholders’ equity	$951,732,000	887,711,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, facility exit costs and strategic alternatives analysis expenses and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. The Company's Non-GAAP measures for consolidated operating income, net income and net income per diluted share reflect the GAAP measures as reported, adjusted for certain items as discussed below. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below tables, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings.

	Three months ended		Nine months ended		Fiscal
	April 30,		April 30,		Year
	2020	2019	2020	2019	2019
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA:
Net (loss) income	$(3,989,000)	7,612,000	$5,894,000	18,906,000	$25,041,000
(Benefit from) provision for income taxes	(759,000)	1,547,000	1,503,000	1,791,000	3,869,000
Interest (income) and other	108,000	(22,000)	37,000	(7,000)	35,000
Write-off of deferred financing costs	—	—	—	3,217,000	3,217,000
Interest expense	1,504,000	2,159,000	4,924,000	7,095,000	9,245,000
Amortization of stock-based compensation	981,000	1,119,000	3,098,000	3,356,000	11,427,000
Amortization of intangibles	5,517,000	4,536,000	15,952,000	13,113,000	18,320,000
Depreciation	2,650,000	2,918,000	8,022,000	8,618,000	11,927,000
Estimated contract settlement costs	476,000	2,465,000	444,000	6,351,000	6,351,000
Settlement of intellectual property litigation	—	—	—	(3,204,000)	(3,204,000)
Acquisition plan expenses	5,983,000	1,704,000	14,397,000	4,612,000	5,871,000
Facility exit costs	—	—	—	1,373,000	1,373,000
Adjusted EBITDA	$12,471,000	24,038,000	$54,271,000	65,221,000	$93,472,000

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In addition, a reconciliation of Comtech's GAAP consolidated operating income (loss), net income (loss) and net income (loss) per diluted share to the corresponding non-GAAP measures is shown in the tables below for the three and nine months ended April 30, 2020 and 2019, and full year of fiscal 2019:

	April 30, 2020
	Three months ended			Nine months ended
	Operating (Loss) Income	Net (Loss) Income	Net (loss) Income per Diluted Share*	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings (Loss):
GAAP measures, as reported	$(3,136,000)	$(3,989,000)	$(0.16)	$12,358,000	$5,894,000	$0.24
Acquisition plan expenses	5,983,000	4,128,000	0.16	14,397,000	9,934,000	0.40
Estimated contract settlement costs	476,000	328,000	0.01	444,000	306,000	0.01
Net discrete tax expense (benefit)	—	713,000	0.03	—	(790,000)	(0.03)
Non-GAAP measures	$3,323,000	$1,180,000	$0.05	$27,199,000	$15,344,000	$0.62

	April 30, 2019
	Three months ended			Nine months ended
	Operating Income	Net Income	Net Income per Diluted Share*	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$11,296,000	$7,612,000	$0.31	$31,002,000	$18,906,000	$0.78
Estimated contract settlement costs	2,465,000	1,898,000	0.08	6,351,000	4,890,000	0.20
Settlement of intellectual property litigation	—	—	—	(3,204,000)	(2,467,000)	(0.10)
Acquisition plan expenses	1,704,000	1,312,000	0.05	4,612,000	3,551,000	0.15
Facility exit costs	—	—	—	1,373,000	1,057,000	0.04
Write-off of deferred financing costs	—	—	—	—	2,477,000	0.10
Net discrete tax benefit	—	(559,000)	(0.02)	—	(2,991,000)	(0.12)
Non-GAAP measures	$15,465,000	$10,263,000	$0.42	$40,134,000	$25,423,000	$1.05

	Fiscal Year
	2019
	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$41,407,000	$25,041,000	$1.03
Estimated contract settlement costs	6,351,000	4,874,000	0.20
Settlement of intellectual property litigation	(3,204,000)	(2,459,000)	(0.10)
Facility exit costs	1,373,000	1,054,000	0.04
Acquisition plan expenses	5,871,000	4,506,000	0.19
Write-off of deferred financing costs	—	2,469,000	0.10
Net discrete tax benefit	—	(2,875,000)	(0.12)
Non-GAAP measures	$51,798,000	$32,610,000	$1.34

* Per share amounts may not foot due to rounding.
ECMTL
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